PRESS RELEASE

FOR IMMEDIATE RELEASE	CONTACT:	Alison Griffin
(804) 217-5897

DYNEX CAPITAL, INC. REPORTS FOURTH QUARTER
AND FULL YEAR 2014 RESULTS
Total annual economic return to common shareholders of 15.3% for 2014

GLEN ALLEN, Va. -- Dynex Capital, Inc. (NYSE: DX) reported its fourth quarter and full year results for 2014 today.
2014 Highlights

•
Total annual economic return to common shareholders for 2014 of 15.3%, consisting of $1.00 in common dividends plus a $0.33 increase in book value per common share divided by book value per common share of $8.69 at December 31, 2013

•	Book value per common share of $9.02 at December 31, 2014 versus $8.69 at December 31, 2013

•	Core net operating income to common shareholders of $54.2 million, or $0.99 per common share

•
Net income to common shareholders of $18.6 million, or $0.34 per common share for the year and other comprehensive income of $55.1 million, or $1.01 per common share, for total comprehensive income to common shareholders of $73.8 million, or $1.35 per common share

Fourth Quarter Highlights

•	Core net operating income of $12.5 million, or $0.23 per common share

•
Net income to common shareholders of $1.4 million, or $0.03 per common share, and other comprehensive income of $4.8 million, or $0.08 per common share, for total comprehensive income to common shareholders of $6.2 million, or $0.11 per common share

Quarter-over-Quarter Highlights

($ in thousands, except per share amounts)		4Q2014		3Q2014		4Q2013
Net income per common share		$0.03		$0.52		$0.35
Core net operating income per common share (1)		$0.23		$0.25		$0.29
Return on average common equity (annualized)		1.1%		22.7%		16.1%
Adjusted return on average common equity (annualized) (1)		10.1%		11.0%		13.0%
Dividends per common share		$0.25		$0.25		$0.27
Book value per common share, end of period		$9.02		$9.14		$8.69
Debt to shareholders' equity ratio, end of period	5.1	x	5.2	x	6.2	x
Average interest earning assets		$3,529,711		$3,820,898		$4,123,224
Average interest bearing liabilities		$3,054,355		$3,364,225		$3,620,795
Weighted average effective yield		2.64%		2.73%		2.72%
Annualized cost of funds		0.72%		0.70%		0.90%
Net interest spread		1.92%		2.03%		1.82%
Adjusted net interest spread (1)		1.97%		1.93%		1.77%

(1)
Core net operating income to common shareholders (including on a per share basis), adjusted return on average common equity, and adjusted net interest spread are non-GAAP financial measures and are reconciled in the supplement to this release.

Management Remarks
Byron Boston, CEO, President and Co-CIO commented, "2014 was a very good year for Dynex. We identified the environment as being complex and positioned ourselves accordingly, generating a total annual economic return of 15.3%, including dividends of $1.00 per common share. Importantly, we were able to generate this return in a year that presented numerous surprises to the market by keeping our risk relatively low. 2015 is likely to be similarly surprising given the potential for Federal Reserve action, the low level of absolute rates, the flatter yield curve, and the tight spread environment. The Company enters 2015 with a solid balance sheet, liquidity, and capital position. We continue to believe that our intense focus on disciplined capital deployment and risk management will create long term value for our shareholders."
Book Value Per Common Share
Book value per common share was $9.02 at December 31, 2014, a decrease of $(0.12) per common share from September 30, 2014. Overall, book value per common share decreased from the excess of the cost of our hedges over the increase in fair value of our investments.
Investments
The following table summarizes the changes in the Company's MBS portfolio during the fourth quarter of 2014:

($ in thousands)	RMBS	CMBS	CMBS IO	Total
Balance at September 30, 2014	$2,306,859	$608,604	$699,930	$3,615,393
Purchases	15,486	37,153	89,735	142,374
Principal payments	(96,731)	(13,405)	—	(110,136)
Sales	(20,699)	(79,744)	—	(100,443)
Net premium amortization	(6,839)	5,168	(27,802)	(29,473)
Change in net unrealized gain (loss)	11,072	(14,541)	1,993	(1,476)
Balance at December 31, 2014	$2,209,148	$543,235	$763,856	$3,516,239
    The following tables present certain information for the Company's MBS portfolio by category as of December 31, 2014:

($ in thousands)	Par Balance (Notional for CMBS IO) (1)	Net Premium (Discount)	Amortized Cost	Fair Value	WAVG Coupon
RMBS:
Agency	$2,086,807	$113,635	$2,200,442	$2,186,700	3.09%
Non-Agency	22,432	(17)	22,415	22,448	3.83%
	2,109,239	113,618	2,222,857	2,209,148
CMBS:
Agency	301,943	18,042	319,985	335,197	5.21%
Non-Agency	210,358	(8,520)	201,838	208,038	4.33%
	512,301	9,522	521,823	543,235
CMBS IO:
Agency	10,460,113	426,564	426,564	438,737	0.80%
Non-Agency	7,868,896	319,280	319,280	325,119	0.72%
	18,329,009	745,844	745,844	763,856

	$2,621,540	$868,984	$3,490,524	$3,516,239

(1)	Total par balance of investments excludes notional amounts of CMBS IO.
Premium amortization expense for our Agency RMBS portfolio declined $1.8 million during the fourth quarter of 2014 compared to the third quarter of 2014. The table below presents the constant prepayment rate ("CPR"), which is a measure of prepayment speed, by collateral type for our Agency MBS portfolio for the periods presented:

	4Q2014	3Q2014	2Q2014	1Q2014
Agency RMBS	12.5%	15.3%	14.1%	12.7%
Agency CMBS	2.2%	3.3%	0.0%	0.0%
Total weighted average (1)	11.2%	13.9%	12.4%	11.3%

(1)	CPRs for CMBS IO are not calculated and therefore are not included in the total weighted average.

Information related to the credit ratings for the Company's non-Agency MBS as of December 31, 2014 is as follows:

	Fair Value			Weighted average % of total
($ in thousands)	RMBS	CMBS	CMBS IO
AAA	$—	$73,553	$321,154	71.0%
AA	—	65,937	1,057	12.1%
A	—	30,828	—	5.5%
Below A or not rated	22,448	37,720	2,908	11.4%
	$22,448	$208,038	$325,119	100.0%
Investment Performance
The following table provides details for our adjusted net interest spread for the periods indicated:

($ in thousands)	4Q2014	3Q2014	4Q2013
Weighted average effective yield by investment type (1):
RMBS	1.87%	1.82%	1.85%
CMBS	4.09%	4.45%	4.65%
CMBS IO	3.94%	4.14%	4.47%
Mortgage loans held for investment	4.68%	5.16%	5.26%
Total investments:	2.64%	2.73%	2.72%
Weighted average effective borrowing rate (2)	(0.67)%	(0.80)%	(0.95)%
Adjusted net interest spread (2)	1.97%	1.93%	1.77%

(1)	Weighted average effective yield is based on the average balance of investments which is calculated using daily amortized cost basis.

(2)	Weighted average effective borrowing rate and adjusted net interest spread are non-GAAP financial measures and are reconciled in the supplement to this release.

Adjusted net interest spread increased for the fourth quarter of 2014 compared to the third quarter of 2014 because of a decline in our periodic interest costs on derivative instruments partially offset by lower weighted average effective yield earned on investments. Adjusted net interest spread is a non-GAAP measure that includes the periodic interest costs on our derivative instruments as an additional cost of financing. Periodic interest costs declined during the fourth quarter of 2014 due to the addition of receive-fixed interest rate swaps late in the third quarter of 2014. As compared to the same period in 2013, adjusted net interest spread for the fourth quarter of 2014 was 20 basis points higher due to lower borrowing costs and lower periodic interest costs from derivative instruments, partially offset by lower weighted average effective yield earned on investments.
During the fourth quarter we sold $100.4 million of investments, continuing our efforts from the third quarter to reduce spread risk. Overall, we generated a net gain of $11.0 million from these sales.
Repurchase Agreement Borrowings
The following table presents repurchase agreements by the type of security pledged as collateral as of the dates indicated:

	December 31, 2014		December 31, 2013
($ in thousands)	Balance	Weighted Average Rate	Balance	Weighted Average Rate
Agency RMBS	$1,977,338	0.39%	$2,522,503	0.42%
Non-Agency RMBS	17,594	1.57%	10,569	1.80%
Agency CMBS	253,857	0.36%	246,849	0.39%
Non-Agency CMBS	114,895	1.15%	303,674	1.27%
Agency CMBS IOs	372,609	0.92%	369,948	1.16%
Non-Agency CMBS IO	266,983	1.04%	106,803	1.27%
Securitization financing bonds	9,834	1.51%	20,651	1.59%
Deferred costs	—	—	(243)	—
	$3,013,110	0.55%	$3,580,754	0.61%
The combined weighted average original term to maturity for our repurchase agreements was 144 days as of December 31, 2014 and 114 days as of December 31, 2013.
Hedging Activities
The Company continues to maintain the bulk of its hedging instruments beginning in early 2016. During the fourth quarter of 2014, the Company terminated $25 million in pay-fixed interest rate swaps. The following table summarizes the weighted average notional balance of interest rate derivatives that will be effective for the periods indicated:

Effective Period	Interest Rate Swaps - Payers Net of Receivers (1)	Eurodollar Contracts	Total Weighted Average Notional Outstanding (1)	Weighted Average Rate (1) (2)
($ in thousands)
2015	$375,000	$381,096	$756,096	1.02%
2016	375,000	1,292,691	1,667,691	1.56%
2017	263,178	1,113,767	1,376,945	2.67%
2018	190,000	681,027	871,027	3.23%
2019	57,178	487,055	544,233	3.79%
2020	191,216	194,604	385,820	3.30%
2021	159,178	—	159,178	2.04%
2022	155,000	—	155,000	2.03%
2023	134,370	—	134,370	2.05%
2024	20,765	—	20,765	1.72%
(1) Amounts shown are net of interest rate swaps with fixed receive rates.
(2) Weighted average rate is based on the weighted average notional outstanding for all interest rate derivative instruments.
The following table details the components of our loss on derivative instruments, net recognized in our consolidated statement of comprehensive income for the fourth quarter of 2014:

($ in thousands)	Change in Fair Value of Derivative Instruments, Net	Periodic Interest Costs (1)	Gain (Loss) on Derivative Instruments, Net
Interest rate swaps-receivers	$3,373	$1,200	$4,573
Interest rate swaps-payers	(8,434)	(2,264)	(10,698)
Eurodollar contracts	(15,614)	—	(15,614)
Total	$(20,675)	$(1,064)	$(21,739)

(1)	Periodic interest costs represent interest receipts and payments (including accrued amounts) related to interest rate derivatives during the quarter.
Conference Call
As previously announced, the Company's quarterly conference call to discuss the fourth quarter results is today at 11:00 a.m. Eastern Time. Interested investors may access the call by dialing 1-888-339-0823 or by accessing the live webcast, the link for which is provided under “Investor Center/News & Market Information/Event Calendar” on our website (www.dynexcapital.com). A slide presentation will accompany the webcast and will also be available at least one hour prior to the call at the same location on our website.
Company Description
Dynex Capital, Inc. is an internally managed real estate investment trust, or REIT, which invests in mortgage assets on a leveraged basis. The Company invests in Agency and non-Agency RMBS and CMBS.  Additional information about Dynex Capital, Inc. is available at www.dynexcapital.com.
Forward Looking Statements
This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “forecast,” “anticipate,” “estimate,” “project,” “plan,” and similar expressions identify forward-looking statements that are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Forward-looking statements in this release may include, without limitation, statements regarding future interest rates, our views on expected characteristics of future investment environments, prepayment rates on our investment portfolio and risks posed by our investment portfolio, our future investment strategies, our future leverage levels and financing strategies including the use of specific financing and hedging instruments and the future impacts of these strategies, future actions by the Federal Reserve, and the expected performance of our investments. The Company's actual results and timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements as a result of unforeseen external factors. These factors may include, but are not limited to, changes in general economic and market conditions, including volatility in the credit markets which impacts asset prices and the cost and availability of financing, defaults by borrowers, availability of suitable reinvestment opportunities, variability in investment portfolio cash flows, fluctuations in interest rates, fluctuations in property capitalization rates and values of commercial real estate, defaults by third-party servicers, prepayments of investment portfolio assets, other general competitive factors, uncertainty around government policy, the impact of regulatory changes, including the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the full impacts of which are unknown at this time, and another ownership change under Section 382 that further impacts the use of our tax net operating loss carryforward. For additional information on risk factors that could affect the Company's forward-looking statements, see the Company's Annual Report on Form 10-K for the year ended December 31, 2013, and other reports filed with and furnished to the Securities and Exchange Commission.
Use of Non-GAAP Financial Measures
In addition to the Company's operating results presented in accordance with GAAP, this release includes the following non-GAAP financial measures: core net operating income to common shareholders (including per common share), adjusted return on average common equity, effective borrowing costs and rates, adjusted net interest income, and adjusted net interest spread. Management uses these non-GAAP financial measures in its internal analysis of financial and operating performance and believes that it provides better transparency to our investors. Management also believes the presentation of these measures, when analyzed in conjunction with the Company's GAAP operating results, allows investors to more effectively evaluate and compare the performance of the Company to that of its peers, particularly those competitors that continue to use hedge accounting in reporting their financial results. In addition, management uses these non-GAAP financial measures to compare the Company's financial results generated prior to discontinuing GAAP hedge accounting in 2013 with the Company's financial results for 2014 periods. Because these non-GAAP financial measures exclude certain items used to compute GAAP net income to common shareholders and GAAP interest expense, these non-GAAP measures should be considered as a supplement to, and not as a substitute for, the Company's GAAP results as reported on its consolidated statements of comprehensive income. In addition, because not all companies use identical calculations, the Company's presentation of core net operating income, adjusted return on average common equity, effective borrowing costs and rates, adjusted net interest income, and adjusted net interest spread may not be comparable to other similarly-titled measures of other companies.
Core net operating income to common shareholders equals GAAP net income to common shareholders adjusted for amortization of accumulated other comprehensive loss on de-designated cash flow hedges included in GAAP interest expense, net change in fair value of derivative instruments which includes gains and losses on terminated derivative instruments (if applicable), gains and losses on sales of investments, and fair value adjustments on investments not classified as available for sale. Adjusted return on average common equity equals core net operating income to common shareholders divided by average common equity for the respective period. Effective borrowing costs equals GAAP interest expense excluding the amortization of accumulated other comprehensive loss on interest rate swaps de-designated as cash flow hedges on June 30, 2013 plus net periodic interest costs on derivative instruments (including accrued amounts) which are not already included in GAAP interest expense. Effective borrowing rate equals annualized cost of funds calculated on a GAAP basis, less the effect of amortization of de-designated cash flow hedges and plus the effect of net periodic interest costs of derivative instruments. Adjusted net interest spread equals average annualized yields on investments less effective borrowing rates. Schedules reconciling these non-GAAP financial measures to GAAP are provided as a supplement to this release.

#	#	#

DYNEX CAPITAL, INC.
CONSOLIDATED BALANCE SHEETS
(amounts in thousands except share and per share data)

	December 31, 2014	December 31, 2013
ASSETS	(unaudited)
Mortgage-backed securities	$3,516,239	$4,018,161
Mortgage loans held for investment, net	39,700	55,423
Investment in limited partnership	4,000	—
Cash and cash equivalents	43,944	69,330
Restricted cash	42,263	13,385
Derivative assets	5,727	18,488
Principal receivable on investments	7,420	12,999
Accrued interest receivable	21,157	21,703
Other assets, net	7,861	7,648
Total assets	$3,688,311	$4,217,137

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Repurchase agreements	$3,013,110	$3,580,754
Payable for unsettled mortgage-backed securities	—	10,358
Non-recourse collateralized financing	10,786	12,914
Derivative liabilities	35,898	6,681
Accrued interest payable	1,947	2,548
Accrued dividends payable	15,622	16,601
Other liabilities	3,646	1,405
Total liabilities	3,081,009	3,631,261

Shareholders’ equity:
Preferred stock, par value $.01 per share, 8.5% Series A Cumulative Redeemable; 8,000,000 shares authorized; 2,300,000 shares issued and outstanding ($57,500 aggregate liquidation preference)	$55,407	$55,407
Preferred stock, par value $.01 per share, 7.625% Series B Cumulative Redeemable; 7,000,000 shares authorized; 2,250,000 shares issued and outstanding($56,250 aggregate liquidation preference)	54,251	54,251
Common stock, par value $.01 per share, 200,000,000 shares authorized; 54,739,111 and 54,310,484 shares issued and outstanding, respectively	547	543
Additional paid-in capital	763,935	761,550
Accumulated other comprehensive income (loss)	21,316	(33,816)
Accumulated deficit	(288,154)	(252,059)
Total shareholders' equity	607,302	585,876
Total liabilities and shareholders’ equity	$3,688,311	$4,217,137

Book value per common share	$9.02	$8.69

DYNEX CAPITAL, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
 (amounts in thousands except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
Interest income:	(unaudited)	(unaudited)	(unaudited)
Mortgage-backed securities	$23,777	$27,802	$102,881	$123,629
Mortgage loans held for investment, net	509	792	2,763	3,503
	24,286	28,594	105,644	127,132
Interest expense:
Repurchase agreements	5,634	8,242	25,821	38,102
Non-recourse collateralized financing	18	166	94	926
	5,652	8,408	25,915	39,028

Net interest income	18,634	20,186	79,729	88,104
Provision for loan losses	—	—	—	(261)
(Loss) gain on derivative instruments, net	(21,739)	2,607	(53,393)	(10,076)
Gain on sale of investments, net	10,950	757	16,223	3,354
Fair value adjustments, net	45	(62)	208	(652)
Other (expense) income, net	(62)	(103)	1,046	658
General and administrative expenses:
Compensation and benefits	(2,277)	(56)	(9,509)	(7,004)
Other general and administrative	(1,878)	(1,769)	(6,498)	(6,054)
Net income	3,673	21,560	27,806	68,069
Preferred stock dividends	(2,294)	(2,294)	(9,176)	(7,902)
Net income to common shareholders	$1,379	$19,266	$18,630	$60,167

Other comprehensive income:
Change in fair value of available-for-sale investments	$14,356	$(1,306)	$64,567	$(113,343)
Reclassification adjustment for gain on sale of investments, net	(10,950)	(757)	(16,223)	(3,354)
Change in fair value of cash flow hedges	—	—	—	16,381
Reclassification adjustment for cash flow hedges (including de-designated hedges)	1,449	2,610	6,788	13,989
Total other comprehensive income (loss)	4,855	547	55,132	(86,327)
Comprehensive income (loss) to common shareholders	$6,234	$19,813	$73,762	$(26,160)

Net income per common share: basic and diluted	$0.03	$0.35	$0.34	$1.10
Weighted average common shares: basic and diluted	54,736	54,409	54,701	54,648

DYNEX CAPITAL, INC.
RECONCILIATIONS OF GAAP NET INCOME TO COMMON SHAREHOLDERS
TO CORE NET OPERATING INCOME TO COMMON SHAREHOLDERS
(UNAUDITED)
 ($ in thousands except per share data)

	Three Months Ended
	December 31, 2014	September 30, 2014	December 31, 2013
GAAP net income to common shareholders	$1,379	$28,572	$19,266
Amortization of de-designated cash flow hedges (1)	1,449	1,442	2,609
Change in fair value of derivative instruments, net	20,675	(7,113)	(5,636)
Gain on sale of investments, net	(10,950)	(9,057)	(757)
Fair value adjustments, net	(45)	(42)	62
Core net operating income to common shareholders	$12,508	$13,802	$15,544

Core net operating income per common share	$0.23	$0.25	$0.29
Average common equity during the period	$501,553	$503,861	$477,432
ROAE, calculated using annualized GAAP net income	1.1%	22.7%	16.1%
Adjusted ROAE, calculated using annualized core net operating income	10.1%	11.0%	13.0%

	Year Ended
	December 31, 2014	December 31, 2013
GAAP net income to common shareholders	$18,630	$60,167
Amortization of de-designated cash flow hedges (1)	6,788	5,193
Change in fair value of derivative instruments, net	45,175	1,128
Gain on sale of investments, net	(16,223)	(3,354)
Fair value adjustments, net	(208)	652
Core net operating income to common shareholders	$54,162	$63,786

Core net operating income per common share	$0.99	$1.17
Average common equity during the period	$497,081	$522,432
ROAE, calculated using GAAP net income	3.7%	11.5%
Adjusted ROAE, calculated using core net operating income	10.9%	12.2%
(1) Amount recorded as a portion of "interest expense" in accordance with GAAP related to the amortization of the balance remaining in accumulated other comprehensive loss as of June 30, 2013 as a result of the Company's discontinuation of hedge accounting.

DYNEX CAPITAL, INC.
RECONCILIATION OF GAAP INTEREST EXPENSE TO EFFECTIVE BORROWING COSTS
AND OF GAAP NET INTEREST SPREAD TO ADJUSTED NET INTEREST SPREAD
(UNAUDITED)
 ($ in thousands)

	Three Months Ended
	December 31, 2014		September 30, 2014		December 31, 2013
	Amount	Yield/Rate	Amount	Yield/Rate	Amount	Yield/Rate
GAAP interest income	$24,286	2.64%	$26,000	2.73%	$28,594	2.72%
GAAP interest expense/annualized cost of funds (1)	5,652	0.72%	6,058	0.70%	8,408	0.90%
Net interest income/spread	18,634	1.92%	19,942	2.03%	20,186	1.82%

GAAP interest expense/annualized cost of funds (1)	$5,652	0.72%	$6,058	0.70%	$8,408	0.90%
Amortization of de-designated cash flow hedges (2)	(1,449)	(0.19)%	(1,442)	(0.17)%	(2,609)	(0.28)%
Net periodic interest costs of derivative instruments	1,064	0.14%	2,271	0.27%	3,029	0.33%
Effective borrowing costs/rate	5,267	0.67%	6,887	0.80%	8,828	0.95%

Adjusted net interest income/spread	$19,019	1.97%	$19,113	1.93%	$19,766	1.77%

	Year Ended
	December 31, 2014		December 31, 2013
	Amount	Yield/Rate	Amount	Yield/Rate
GAAP interest income	$105,644	2.76%	$127,132	2.96%
GAAP interest expense/annualized cost of funds (1)	25,915	0.76%	39,028	1.01%
Net interest income/spread	79,729	2.00%	88,104	1.95%

GAAP interest expense/annualized cost of funds (1)	$25,915	0.76%	$39,028	1.01%
Amortization of de-designated cash flow hedges (2)	(6,788)	(0.20)%	(5,193)	(0.15)%
Net periodic interest costs of derivative instruments	8,218	0.25%	8,948	0.24%
Effective borrowing costs/rate	27,345	0.81%	42,783	1.10%

Adjusted net interest income/spread	$78,299	1.95%	$84,349	1.86%

(1)
Rates shown are based on annualized interest expense amounts divided by average interest bearing liabilities. Recalculation of annualized cost of funds using total interest expense shown in the table may not be possible because certain expense items use a 360-day year for the calculation while others use actual number of days in the year.

(2)
Amount recorded as a portion of "interest expense" in accordance with GAAP related to the amortization of the balance remaining in accumulated other comprehensive loss as of June 30, 2013 as a result of the Company's discontinuation of hedge accounting.